Van Kampen Advantage Pennsylvania Municipal Income Trust
                          Item 77(O) 10F-3 Transactions
                        November 1, 2004 - April 30, 2005



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
Lehigh  2/15/    -     $100.0 $115,50  1,000,    0.87%  0.87%   JPMorg  JPMorg
County    05             0     0,000     000                     an,      an
Indust                                                          Morgan
 rial                                                           Stanle
develo                                                            y,
 pment                                                          Merril
Author                                                            l
  ity                                                           Lynch
                                                                & Co.,
                                                                Wachov
                                                                  ia
                                                                Securi
                                                                 ties